Exhibit 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) is made as of the 7th day of August, 2008, between Crystal River Capital, Inc., a Maryland corporation (“Borrower”), and Brookfield US Corporation, f/k/a Brascan (US) Corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Revolving Credit Agreement dated as of November 8, 2007, as amended pursuant to that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of March 7, 2008 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement); and

WHEREAS, Borrower and Lender desire to amend the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Amendments to the Credit Agreement.

                                                                                                (a)           Section 5.4 of the Credit Agreement is hereby amended and restated in its entirety as follows, effective as of June 30, 2008, as follows:

                                                                                                “5.4         Financial Covenants.  For each fiscal quarter of Borrower, commencing with the fiscal quarter ended June 30, 2008 and thereafter, maintain Net Worth in an amount equal to not less than $40,000,000.”

2.                                       Conditions of Effectiveness.  This Amendment shall become effective as of the date hereof when, and only when, Lender shall have received:

                                                                                                (a)           a counterpart of this Amendment duly executed by Borrower; and

                                                                                                (b)           such other information, documents, instruments or approvals as Lender or Lender’s counsel may require.

3.                                       Representations and Warranties of Borrower.  Borrower represents and warrants as follows:

                                                                                                (a)           Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland;

                                                                                                (b)           The execution, delivery and performance by Borrower of this Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene Borrower’s charter or by-laws, or (ii) violate the law or any material contractual restriction binding on or affecting Borrower;

                                                                                                (c)           No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Amendment;

                                                                                                (d)           Each representation or warranty of Borrower set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct on and as of the date of this Amendment, and after giving effect to this Amendment, as if such representation or warranty were made on and as of the date of, and after giving effect to, this Amendment (except to the extent that any such representation or warranty expressly relates to a prior specific date or period and except to the extent of changes in facts or circumstances permitted by the terms of the Credit Agreement);

                                                                                                (e)           This Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

                                                                                                (f)            No Default or Event of Default is existing.

4.                                       Reference to and Effect on the Credit Agreement and the Other Documents.

                                                                                                (a)           Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                                                                                                (b)           Except as specifically amended above, the Credit Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Borrower has no knowledge of any challenge to Lender’s claims arising under the Credit Agreement or the Other Documents or the effectiveness of the Credit Agreement or the Other Documents.

                                                                                                (c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Credit Agreement or the Other Documents, nor constitute a waiver of any provision of any of the Credit Agreement or the Other Documents.  This Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with Lender at variance with the Credit Agreement such as to require further notice by Lender to require strict compliance with the terms of the Credit Agreement and the Other Documents in the future, except as expressly set forth herein.

5.                                       Costs and Expenses.  Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder.

6.                                       Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles of such state.

7.                                       Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first written above.

CRYSTAL RIVER CAPITAL, INC.

By:	/s/ William M. Powell
Name:	William M. Powell
Title:	President and Chief Executive Officer

BROOKFIELD US CORPORATION, F/K/A BRASCAN (US) CORPORATION

By:	/s/ Jay Sheth
Name:	Jay Sheth
Title:	Vice President